DISTRIBUTOR LICENSE AGREEMENT

THIS DISTRIBUTOR LICENSE AGREEMENT is dated as of October 31, 2005

BETWEEN:

PRION DEVELOPMENTAL LABORATORIES, INC., a privately-held company duly incorporated under the laws of the State of Delaware, having an office at 900 Asbury Drive, Suite 7, Buffalo Grove, Illinois 60089 (Fax No.: 847-634-0476) (the "Company")

AND:

GENESIS BIOVENTURES INC., a publicly held company duly incorporated under the laws of the State of New York, having an office at #1A, 3033 King George Highway, Surrey, British Columbia, V4P 1B8 (Fax No.: 604-542-0821) (the "Distributor").

Whereas, the Distributor previously paid $200,000 to secure exclusive Canadian distribution rights in the agreement executed May 20, 2005 (Attached as Schedule "C"), Distributor is granted an exclusive, paid in full Distributor License in the Field, in the Territory for the Term to distribute, market, use, and sell all Prion Pathology Diagnostic and Prognostic Testing Products (the “Field”) of Prion Developmental Laboratories Inc., (PDL) its subsidiaries, successors, and assigns within the Country of Canada (the “Territory”) subject to the terms of this Agreement as stated herein.

Company is the developer and manufacturer of prion pathology diagnostic and prognostic products and in particular the PDL Transmissible Spongiform Encephalopathy (TSE) Test and whereas the Distributor has expertise in the Territory, the parties hereby freely enter into this agreement with the terms and conditions outlined henceforth and are legally bound by said terms and conditions.

1.	License Grant:
1.1.

The Company and all of its affiliates hereby grants the Distributor an Exclusive, Paid in Full License in the Field, in the Territory for the Term with the right to grant sublicenses to distribute, market, use, and sell PDL products as defined in Schedule A to all healthcare, veterinary, agribusiness, food safety, government and other prospective clients in the Territory described in Schedule B in exchange for the Consideration and Term stated herein.

2.	Consideration Given to PDL:
2.1.	$200,000 paid to PDL in conjunction with the May 2005 agreement between PDL and Genesis Bioventures, Inc (Schedule C);
2.2.

All orders must be initiated by Distributor purchase order (either e-mailed, faxed or mailed) with the quantity of product, ship to address, product code and transfer price at which Company sells product to Distributor for resale by Distributor to Distributors’ customers.

Date:   ______________________                                  Date: ________________________

Initials: ___________________                                   Initials: ____________________

Prion Developmental Laboratories Inc.

Genesis Bioventures, Inc

2.3.	Payment terms will be 30 days net with 10% trade discount if paid within 30 days. Payment will be made via certified check or wire transfer made to Company’s designated banking account.
2.4.	Transfer price for product sold to GBI by PDL will be $3.00 (Three Dollars) USD per test.
3.	Term and Termination:
3.1.

The initial term of this Agreement shall be for five (5) years. This agreement shall automatically renew for successive three year periods unless notice of intent to not renew is sent to the other party by the party intending to not renew the Agreement not less than 180 days prior to the Termination date, provided that Distributor has fulfilled Distributor’s conditions per this Agreement.

3.2.	This Agreement will terminate on the fifth (5th) anniversary of the Agreement execution date, unless extended as provided for in this Agreement.
3.3.	Termination by Company should Distributor:
3.3.1.

Fail to pay for any product when due in strict accordance with the stated terms and conditions of sale as stated on the invoice. File a voluntary or involuntary filing of bankruptcy or assignment for benefit of creditors.

3.3.2.

Have been found to be in violation of their defined territory (see Schedule B) by selling or permitting the sale of product into territories not included in Schedule B, without the prior approval of PDL.

3.4.	Breach this Agreement in any manner, which breach shall remain uncured for thirty (30) days.
3.5.	Termination by Distributor should Company:
3.5.1.	Fail to provide any product to Distributor within agreed upon timing and at agreed upon price;
3.5.2.	File a voluntary or involuntary filing of bankruptcy or assignment for benefit of creditors.
3.5.3.

Have been found to be in violation of their defined territory (see Schedule B) by selling or permitting the sale of product into territories not included in Schedule B, without the prior approval of PDL.

3.5.4.	Breach this Agreement in any manner, which breach shall remain uncured for thirty (30) days.
4.	Distributor Exclusive Requirements:

Date:    ______________________Date: ________________________

Initials: ___________________        Initials: ____________________

Prion Developmental Laboratories Inc.                             Genesis Bioventures, Inc

4.1.	To maintain this exclusive Distributor License Distributor must:
4.1.1.	Distributor shall purchase Company product in adequate order, quantity, and within product receipt timing to fulfill Distributor’s distribution and sales requirements as described in Exhibit B.

Date:    ______________________Date: ________________________

Initials: ___________________        Initials: ____________________

Prion Developmental Laboratories Inc.                             Genesis Bioventures, Inc

4.1.2.	Distributor shall purchase quantity of product not less than 50% of the sales forecast amounts in year two (2) and not less than 25% of the sales forecast amounts in years three (3) through five (5).
4.1.3.	Distributor shall not have minimum product purchase requirements for year one (1) of this Agreement.
5.	Company Exclusive Requirement:
5.1.1.	Company shall provide Distributor with product in quantities ordered by Distributor and at transfer pricing agreed to between Company and Distributor;
5.1.2.

Should Company be unable to meet Company’s product order commitments to Distributor, Company shall immediately license Distributor all manufacturing rights in the Territory and sublicense to Distributor all Company’s manufacturing intellectual property rights (technology, patents, trade secrets and know how) to Distributor.

5.1.3.	Company will communicate its manufacturing and production schedule and its production availability to Distributor within 30 calendar days of receipt of each order.
6.	Product Related:
6.1.	Product Pricing and Distributor Ordering
6.1.1.	The Company shall invoice the Distributor for all product orders.
6.1.2.	Specific Canadian language requirements:
6.1.2.1.	All product packaging, product inserts, and product labeling shall meet all Canadian regulatory requirements;
6.1.2.2.	All product packaging, product inserts and product labeling shall be printed in English and in French to meet Canadian regulatory product distribution and product sale requirements.
6.1.3.	Initial price of the Product for the first 12 months of Agreement shall:
6.1.3.1.	Be USD $3.00 per test; Not to increase more than 5.0% in the aggregate during the first year of the Agreement
6.1.4.	The Company must provide the Distributor with documentation of increased production and manufacture supplier cost to support any proposed pricing increases after the first year of the Agreement.
6.2.	All products will have a minimum 12-month shelf life at time of receipt of product by

Date:   ______________________                                  Date: ________________________

Initials: ___________________                                   Initials: ____________________

Prion Developmental Laboratories Inc.

Genesis Bioventures, Inc

Distributor unless prior approved by Distributor. The Company will utilize its best efforts to extend product shelf life to 24-months.

6.3.	The Distributor solely determines the selling price for PDL products sold in the Territory by Distributor.
6.4.

The Company may elect to offer the Distributor different payment terms from time to time. All changes to Distributor payments must be approved by Distributor in writing not less than 90 days of the purchase order to be accepted by the Company.

6.5.	Standard Shipping Terms:
6.5.1.	All orders are FOB destination.
6.6.	All product returns will be handled through the Company. The Company shall have the final decision on the issuance of credits, though non-conforming product will be fully credited.
6.7.	Shipment schedules to be mutually agreed upon and with a minimum lead-time of 30 business days.
7.	Marketing Related:
7.1.

The Company shall have the right to review all marketing materials developed by the Distributor to ensure Distributor’s compliance with Company’s product performance standards. The review shall occur within 10 business days after submission.

7.2.

Should Distributor, in its sole decision, determine that additional marketing materials are required by Distributor to meet Distributors revenue forecasts, Distributor shall be responsible for all costs to develop and design said marketing materials including but not limited to product brochures, flyers, print, video, and radio advertisements

8.	Regulatory Approvals:
8.1.	The Company shall be responsible for obtaining and maintaining all U.S. regulatory approvals that allow for its products to be sold in the Territory.
8.2.	The Company shall be responsible for obtaining and maintaining all regulatory approvals in the Territory.
8.2.1.	The payment of any Territory local, province, and national governmental and regulatory agency fees associated with securing product approval in the Territory will be Distributor’s responsibility.
8.2.2.	The Company shall provide copies of all regulatory approvals to Distributor within 30

Date:    ______________________Date: ________________________

Initials: ___________________        Initials: ____________________

Prion Developmental Laboratories Inc.                             Genesis Bioventures, Inc

business days of approval receipt by Company from any and all approving governments, agencies and entities.

8.2.3.	For each country in the Territory, the Company must provide a copy of the final regulatory approval registration notice within 30 business days after its issuance.

Date:    ______________________Date: ________________________

Initials: ___________________        Initials: ____________________

Prion Developmental Laboratories Inc.                             Genesis Bioventures, Inc

8.2.4.

The Distributor shall be responsible for all costs associated with the translation and typesetting of any language specific packaging or labeling other than English for Company product sold or caused to be sold by Distributor in the Territory.

9.	Sales Forecast:
9.1.	Distributor shall provide the Company with projected sales so that the Company can ensure proper inventory levels of product. This information must be provided in writing.
10.	Liability:
10.1.

The Company shall indemnify, defend, and hold the Distributor harmless from and against any and all liabilities, claims, demands, damages, costs, expenses, or money judgements incurred by the Distributor or rendered against it resulting from third party claims or actions for personal injury or property damage which arise out of the design or manufacture of the Company’s products or the failure to warn, except to the extent that such personal injury or property damage arises out of the negligence or willful misconduct of the Distributor, misuse of the product, or use of the product for purposes for which is was not intended, labeled, licensed or cleared. In the event of such negligence or willful misconduct of the Distributor, the Distributor shall indemnify, defend, and hold the Company harmless from claims arising from the Distributor’s negligence or willful misconduct in performance of its obligations under this Agreement.

11.	Insurance:
11.1.

The Distributor shall be an additional named insured on the Company’s Product Liability Insurance Policy. The Company shall be an additional named insured on the Distributors’ General Liability Insurance Policy, which shall have a minimum value of $1,000,000.

12.	Obligations of the Distributor:
12.1.	When requested by the Company and no less frequently than once per quarter, the Distributor will provide the Company with a brief written report on the status of sales in the territories.
12.2.

The Distributor agrees to respond to all customer inquiries from customers in the Territory within 15 days of receipt of customer inquiry from the Company. Inquiries are defined as any product interest; whether said interest has been expressed by mail, facsimile, e-mail, telephone, etc.

12.3.

Upon adequate notification, the Distributor personnel shall be available to travel with the Company’s personnel. The Distributor shall cover the expenses of their personnel, while the Company shall cover the expense of Company personnel.

12.4.	The Distributor shall notify the Company and Company shall notify Distributor about

Date:   ______________________                                  Date: ________________________

Initials: ___________________                                   Initials: ____________________

Prion Developmental Laboratories Inc.

Genesis Bioventures, Inc

product exhibitions that would be appropriate for exhibition of the Company’s product offerings .To insure a successful product exhibition, the Company would like notification a minimum of 45 days prior to the event. The Company may choose not to exhibit at specific conferences. However, the Company will support all efforts by the Distributor if Distributor chooses to exhibit at specific conferences.

12.5.	The Distributor shall not solicit orders or attempt to have product shipped outside the Territory without the express permission of the Company.
13.	Relationship between Company and Distributor:
13.1.

The relationship between Company and Distributor is that of independent contracting parties and not that of employer/employee. The Distributor shall have no right or authority to (i) accept orders, (ii) waive any right, or (iii) incur, create, or assume any obligations on behalf of, or otherwise bind, the Company in any respect whatsoever.

14.	Governing Law and Dispute Resolution:
14.1.	The laws of Canada and the Province of British Columbia shall govern this document.
14.2.

If a dispute arises out of or relates to this Agreement, or breach thereof, and if the dispute can not be resolved by the parties, the matter shall be first submitted to Arbitration in accordance with Commercial Mediation Rules, at a site located in British Columbia, Canada.

14.3.

If the dispute is not resolved by mediation, it shall be settled by arbitration under Commercial Arbitration Rules at the same site as the mediation. Judgement on the arbitration award may be entered in any court having jurisdiction of the parties.

14.3.1.	The prevailing party as determined by arbitration or any court of competent jurisdiction shall be entitled to recover all of its costs of suit and/or arbitration from the other party.
15.	Changes to Schedules:

15.1     Schedules A, and B may be modified from time to time provided both parties have agreed to and properly executed the proposed amendment.

16.	Notification:
16.1

All official notices must be in writing and can be delivered by facsimile, certified mail, or overnight letter. Notices should be sent to the attention of the person whose signature appears below and to the attention of the President of the Company. The facsimile and or the address of the Company are listed on page 1 of this agreement.

Date:    ______________________Date: ________________________

Initials: ___________________        Initials: ____________________

Prion Developmental Laboratories Inc.

Genesis Bioventures, Inc

17.	Benefits:
17.1	This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their heirs, personal representatives, successors and assigns.
18.	Severability:
18.1	If any provision of this agreement shall be held to be invalid or unenforceable, such invalid

Date:    ______________________Date: ________________________

Initials: ___________________        Initials: ____________________

Prion Developmental Laboratories Inc.                             Genesis Bioventures, Inc

or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

19.	Agreement of the Parties:
19.1	This Agreement is the final agreement of the parties and supercedes any and all prior agreements.

For Prion Developmental Laboratories:

Robert A. Peterson, Ph.D., Chief Executive Officer	Date

For Genesis Bioventures, Inc.

Greg A. McCartney, Chief Executive Officer	Date

Date:   ______________________                                  Date: ________________________

Initials: ___________________                                   Initials: ____________________

Prion Developmental Laboratories Inc.

Genesis Bioventures, Inc

Schedule A

Prion Developmental Laboratories, Inc. Products and Initial Product Costs

1.	Products: All products developed by Prion Developmental Laboratories, Inc., its subsidiaries, successors or assigns.

2.

Pricing:                Pursuant to the terms of the "Agreement to Buy and Sell PDL / Efoora Stock to Genesis" dated May 20, 2005, Genesis Bioventures Inc. agrees to purchase the product from PDL at the price of $3.00 (Three dollars) USD per test.

Date:    ______________________Date: ________________________

Initials: ___________________        Initials: ____________________

Prion Developmental Laboratories Inc.                             Genesis Bioventures, Inc

Schedule B

Distributor Territory

1.	Territory:	CANADA
2.	Country:	CANADA

Date:   ______________________                                  Date: ________________________

Initials: ___________________                                   Initials: ____________________

Prion Developmental Laboratories Inc.

Genesis Bioventures, Inc

Schedule C

The "Agreement to Buy and Sell PDL/Efoora Stock to Genesis"

Dated May 20, 2005

Date:    ______________________Date: ________________________

Initials: ___________________        Initials: ____________________

Prion Developmental Laboratories Inc.                             Genesis Bioventures, Inc